Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the incorporation by reference in this Registration Statement on Form S-8 of ESSA Bancorp, Inc. of our report dated December 11, 2009, relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of ESSA Bancorp, Inc. for the year ended September 30, 2009.


/s/ S. R. Snodgrass, A.C.

Wexford, Pennsylvania
December 14, 2009